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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-28739 pertaining to the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan of PSW Technologies, Inc., and in the Registration Statement Form S-8 No. 333-59873 pertaining to the 1996 Stock Option/Stock Issuance Plan of our report dated January 14, 2000, with respect to the financial statements of PSW Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

Austin, Texas
March 10, 2000